UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2021

GB Sciences, Inc.

(Exact name of Registrant as specified in its charter)

Nevada (State or other Jurisdiction of Incorporation or organization)	000-55462 (Commission File Number)	59-3733133 (IRS Employer I.D. No.)

3550 W. Teco Avenue

Las Vegas, NV 89118

(Address of Principal Executive Offices) (Zip Code)

(844) 843-2569

Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

☐                    Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Resignation and Appointment of Certain Officers.

Effective June 16, 2021, the board of directors (the “Board”) of the registrant (the “Company”) appointed Dr. Andrea Small-Howard President of the Company.  Also, effective June 16, 2021, John Poss resigned his position as President, allowing for the appointment of Dr. Small-Howard.  Mr. Poss will continue to serve as Chief Executive Officer and as Chairman of the Board of Directors.  Dr. Small-Howard will also continue to serve as the Company’s Chief Science Officer.

Dr. Small-Howard was appointed as the Chief Science Officer and as a member of our board of directors on June 10, 2014, and she has served continuously in both positions since that time. As the Chief Science Officer, Dr. Small-Howard’s goal has been to create and maintain a novel plant-inspired therapy pipeline based on the Company's proprietary in silico technology suite, direct research & development efforts, facilitate research and development partnerships, guide product commercialization strategies, develop corporate messaging around our novel drug discovery process, and make public presentations promoting the Company’s drug development programs and unique corporate strategy.

Dr. Andrea Small-Howard has more than 20 years of research experience; as well as executive experience in the biopharmaceutical industry supervising research and development, manufacturing, and quality control divisions in both the US and China. In her biotechnology career, Dr. Small-Howard has taken novel biological products from ideation through commercialization. Dr. Small-Howard has been named an inventor on more than sixty patent applications and taken the lead in obtaining regulatory approvals from the U.S. Food and Drug Administration ("US FDA") and numerous international regulatory agencies. Dr. Small-Howard also created commercialization strategies, advised on distribution relationships, led branding committees, and supervised marketing materials. In one instance, Dr. Small-Howard designed a commercialization strategy for an in-licensed cervical cancer test. To that end, she developed technical product files in Korea with the original manufacturer, sourced US raw materials, hired contract manufacturers, created the US prototypes, and prepared regulatory filings. As VP of Scientific Oversight at Radient Pharmaceuticals Corp., she provided strategic product development and regulatory oversight across multiple international business divisions.

Dr. Small-Howard has directed research efforts on cannabinoids for over 20 years, leading a project group dedicated to the study of cannabinoids in the immune system as an NIH-funded post-doctoral fellow. In this work, she published one of the earliest studies of cannabinoid impacts on pro-inflammatory immunocytes. More recently she has contributed to published studies on consumer protection issues surrounding ‘medicinal’ Cannabis chemovars in Nevada, co-authored scholarly reviews on cannabinoids in heart disease and Parkinson’s disease, co-authored mechanistic studies on cannabinoid and terpene regulation of ion channels, and co-authored an innovative study demonstrating the utility of nanoparticles as delivery vehicles for Cannabis-derived therapeutic compounds.

For a four-year term (2012-2016), Dr. Small-Howard served on the Board of Directors for the Center for Healthcare Innovation, a nonprofit, non-partisan, and independent organization based in Chicago that is committed to serving as a catalyst for stimulating ideas, people, companies, and institutions to collaborate and achieve excellence in healthcare innovation. Her board level responsibilities at CHI included shaping and supporting the evolving mission of this dynamic group. She also served on the planning committee for their annual "Emerging Markets in the Life Sciences" seminar series, which ran for 5 years.

From July 2011 to June 2014, Dr. Small-Howard was the Founder and President of International Biotechnology Solutions, a management consulting firm that created customized, cost-effective commercialization solutions for viable yet abandoned biopharmaceutical products. International Biotechnology Solutions provided management consulting with a focus on assisting US biotech companies with products that could be commercialized within the Asia-Pacific region. Dr. Small-Howard successfully completed projects within the areas of business development, corporate alliance building, product commercialization, due diligence reporting on medical marijuana companies, corporate restructuring, and management of successful fund-raising campaigns.

From June 2011 to March 2013, she served as a Director on the Board of Directors (President for part of that time), for the Ceremax Investment Corporation. The Ceremax Investment Group was established by members of the USC EMBA Class XXV to pool its financial and intellectual resources to identify investment opportunities. During her tenure at Ceremax, Dr. Small Howard reviewed and approved capital and resource investments in promising start-up or scale-up phase private companies.

From November, 2008 to July, 2011, Dr. Small-Howard served as the Vice President of Scientific Oversight for the Radient Pharmaceutical Corporation, a vertically-integrated biopharmaceutical research, development, and manufacturing corporation with operations in both the US and China. Dr. Small-Howard provided oversight for global product development in multiple international business divisions. She authored and/or attained 12 patents & 3 trademarks on proprietary cancer tests, cancer (gene) therapies, cosmeceuticals, and novel animal models. She achieved numerous regulatory approvals for cancer tests, cancer therapies, pharmaceuticals, and cosmeceutical products with the United States FDA, Health Canada, and other foreign ministries of health. She initiated and/or nurtured five international, collaborative, cancer research trial programs with universities that yielded 7 publications supporting cancer products and supervised the Quality Management Systems for an ISO 13485/cGMP compliant medical device manufacturing facility in the US; as well as the regulated manufacturing facilities in China. She also led and participated in internal and US FDA, CDPH, CE Mark/ISO 13485, and CMDR audits of Radient’s Quality Management System.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GB Sciences, Inc. a Nevada corporation

Dated: June 16, 2021	By:	/s/ John Poss
John Poss
Chief Executive Officer